                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to (s)240.14a-11(c) or (s)240.14a-12

                                 Myriad Genetics, Inc.
        _______________________________________________________________________
                      (Name of Registrant as Specified In Its Charter)
        _______________________________________________________________________
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)      Title of each class of securities to which transaction applies:
                _______________________________________________

        2)      Aggregate number of securities to which transaction applies:
                _______________________________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state now it was determined):
                _______________________________________________
        4)      Proposed maximum aggregate value of transaction:
                _______________________________________________

        5)      Total fee paid:
                _______________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

                1)  Amount previously paid:
                _____________________________

                2)  Form, Schedule or Registration Statement No:
                _____________________________

                3)  Filing party:
                _____________________________

                4)  Date Filed:
                _____________________________

                             MYRIAD GENETICS, INC.

                                                               October 15, 1996

Dear Stockholder,

  You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Myriad Genetics, Inc. (the "Company") to be held at 9:00 a.m. on Friday, November 15, 1996 at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah.

  At the Annual Meeting, eight persons will be elected to the Board of Directors. The Company will also seek Stockholder approval of amendments to the Company's 1992 Employee, Director and Consultant Stock Option Plan to increase the aggregate number of shares authorized for issuance thereunder and to limit the number of shares of Common Stock that may be granted pursuant to stock options to any employee in any one year period. In addition, the Company will ask the stockholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ Peter D. Meldrum
                                          Peter D. Meldrum
                                          President and Chief Executive
                                           Officer

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                             MYRIAD GENETICS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD NOVEMBER 15, 1996

To the Stockholders of Myriad Genetics, Inc.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Myriad Genetics, Inc., a Delaware corporation (the "Company"), will be held on Friday, November 15, 1996 at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah, at 9:00 a.m. for the following purposes:

  1.To elect eight members to the Board of Directors.

  2. To consider and act upon a proposal to amend the Company's 1992 Employee, Director and Consultant Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder and to limit the number of shares of Common Stock that may be granted pursuant to stock options to any employee in any one year period.

  3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997.

  4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on October 1, 1996 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

  All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Jay M. Moyes
                                          Jay M. Moyes
                                          Assistant Secretary

October 15, 1996

                             MYRIAD GENETICS, INC.
                                320 WAKARA WAY
                          SALT LAKE CITY, UTAH 84108

                                (801) 584-3600

                               ----------------
                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myriad Genetics, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah, on Friday, November 15, 1996 at 9:00 a.m., and any adjournments thereof (the "Meeting").

  Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the eight nominees for director named herein, FOR the proposal to amend the Company's 1992 Employee, Director and Consultant Stock Option Plan, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

  The close of business on October 1, 1996 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on October 1, 1996, the Company had 8,725,907 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

  This Proxy Statement and the accompanying proxy are being mailed on or about October 15, 1996 to all Stockholders entitled to notice of and to vote at the Meeting.

  The Annual Report to Stockholders for the fiscal year ended June 30, 1996 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

  The following table sets forth certain information as of August 23, 1996 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on p. 6 hereof, and all current directors and executive officers as a group.

                                                                    SHARES
                                                                 BENEFICIALLY
                                                                   OWNED(1)
                                                                ---------------
        NAME AND ADDRESS**                                      NUMBER  PERCENT
        ------------------                                      ------- -------
Bayer Corporation.............................................. 588,235   6.7%
 400 Morgan Lane
 West Haven, CT 06516
Peter D. Meldrum(2)............................................ 352,471   4.0%
Mark H. Skolnick(3)............................................ 645,740   7.3%
Jay M. Moyes(4)................................................   8,700    *
Janet H. Haskell(5)............................................  38,000    *
Walter Gilbert, Ph.D.(6)....................................... 309,454   3.5%
John J. Horan(7)...............................................  52,214    *
Arthur H. Hayes, M.D.(8).......................................  26,000    *
Dale A. Stringfellow, Ph.D.(9).................................  16,371    *
Alan J. Main, Ph.D. ...........................................       0    *
Wolfgang Hartwig, Ph.D. .......................................       0    *
All executive officers and directors as a group (10 persons)... 979,537  15.8%

--------
  * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
 ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
 (1) The number of shares of Common Stock issued and outstanding on August 23, 1996 was 8,719,149 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at August 23, 1996, plus shares of Common Stock subject to options held by such person at August 23, 1996 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) Includes 7,143 shares of Common Stock subject to currently exercisable options held by Mr. Meldrum, and 152,229 shares of Common Stock subject to currently exercisable options held by Founder's Fund, Inc. Mr. Meldrum, President, Chief Executive Officer and a Director of the Company, is a director of Founder's Fund, Inc. and may be deemed to share voting and investment power with respect to options owned by Founder's Fund, Inc., and may be deemed to be the beneficial owner of such shares.
 (3) Includes shares held directly by Dr. Skolnick and his wife, shares held by a family limited partnership of which Dr. Skolnick is a general partner, as well as shares held by certain family members. Also includes 165,085 shares of Common Stock subject to currently exercisable options.
 (4) Includes 7,371 shares of Common Stock subject to currently exercisable options.
 (5) Consists of 38,000 shares of Common Stock subject to currently exercisable options.
 (6) Includes 202,969 shares of Common Stock owned by Dr. Gilbert's wife and children, as to which Dr. Gilbert disclaims beneficial ownership. Also includes 5,000 shares of Common Stock subject to currently exercisable options.
 (7) Consists of 52,214 shares of Common Stock subject to currently exercisable options.
 (8) Consists of 26,000 shares of Common Stock subject to currently exercisable options.
 (9) Consists of 16,371 shares of Common Stock subject to currently exercisable options.
(10) Includes 469,413 shares of Common Stock subject to currently exercisable options.

                                  MANAGEMENT

DIRECTORS

  The Company's Restated Certificate of Incorporation and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Certificate of Incorporation and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently is fixed at eight directorships and is divided into three classes. The Board of Directors has nominated all of the current directors for re-election at the Meeting. The Class I Directors with an initial term ending in 1997 are Alan J. Main, Ph.D., Wolfgang Hartwig, Ph.D., and Dale A. Stringfellow, Ph.D.; the Class II Directors with an initial term ending in 1998 are Peter D. Meldrum and Mark H. Skolnick, Ph.D.; and the Class III Directors with an initial term ending in 1999 are John J. Horan, Arthur H. Hayes, Jr., M.D., and Walter Gilbert, Ph.D. At each annual meeting of Stockholders following the 1996 Meeting and upon expiration of the initial terms, directors will be elected for three year terms.

  Ciba-Geigy Corporation ("Ciba") and Bayer Corporation ("Bayer") each have Board representation rights which were granted in connection with their strategic collaborations with the Company. Under the collaboration agreements, the Company must nominate one representative of each of Ciba and Bayer for election to the Board of Directors. Further, certain Company stockholders-- Mark H. Skolnick, Ph.D., Angela A. Skolnick, Walter Gilbert, Ph.D. and Celia Gilbert (and, in the case of Bayer, the Skolnick Family Limited Partnership)-- have agreed to vote in favor of such nominees for election to the Board. Dr. Main, a Director of the Company since April 1995, is Ciba's current representative on the Board. Dr. Hartwig is Bayer's current representative and has served as a Director of the Company since March 1996.

  The names of the Company's current directors and certain information about them are set forth below:

               NAME              AGE         POSITION WITH THE COMPANY
               ----              ---         -------------------------
   John J. Horan................  76 Chairman of the Board of Directors
   Walter Gilbert, Ph.D.........  64 Vice Chairman of the Board of Directors
                                     President, Chief Executive Officer,
   Peter D. Meldrum.............  49 Director
   Mark H. Skolnick, Ph.D.......  50 Executive Vice President of Research and
                                     Development, Director
   Arthur H. Hayes, Jr., M.D....  63 Director
   Dale A. Stringfellow, Ph.D...  51 Director
   Alan J. Main, Ph.D...........  42 Director
   Wolfgang Hartwig, Ph.D.......  45 Director

  John J. Horan, Chairman of the Board of Directors of the Company since joining the Board in November 1992, served as the Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. from 1975 through 1985. Mr. Horan held a variety of positions with Merck from 1952 until his retirement from the Merck Board in 1993. He has also served on the Board of Directors of General Motors Corporation, J.P. Morgan, Inc., Morgan Guaranty Bank, NCR Corporation, Burlington Mills, Celgene Corporation, PathoGenesis Corporation, and as Chairman of Atrix Laboratories, Inc. Mr. Horan is a Director of the Robert Wood Johnson Foundation and a past Chairman of the Pharmaceutical Manufacturers Association.

  Walter Gilbert, Ph.D., Vice Chairman of the Board of Directors, joined the Company as a founding scientist in March 1992. Dr. Gilbert won the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing technology. He was a founder of Biogen, Inc. and its Chairman of the Board and Chief Executive Officer from 1981 to 1985. He has held professorships at Harvard University in the Departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. He presently holds the Carl M. Loeb University Professorship at Harvard University.

  Peter D. Meldrum has been a Director of the Company since its inception in May 1991 and has been President and Chief Executive Officer of the Company since November 1991. Prior to joining the Company he was President and Chief Executive Officer of Founders Fund, Inc., a venture capital group specializing in the biotechnology industry. He served as President and/or Chief Executive Officer of AgriDyne Technologies Inc., an agricultural biotechnology company, for 13 years. He received an M.B.A. degree from the University of Utah in 1974 and a B.S. degree in Chemical Engineering from the University of Utah in 1970.

  Mark H. Skolnick, Ph.D., Executive Vice President of Research and Development and a Director of the Company since May 1991, is a scientific founder of the Company. Dr. Skolnick and several colleagues were the first to conceive of using restriction fragment length polymorphism technology as genetic markers, a breakthrough that underpins the Human Genome Project. He received his Ph.D. in Genetics from Stanford University in 1975, and a B.A. degree in Economics from the University of California at Berkeley in 1968.

  Arthur H. Hayes, Jr., M.D., a Director of the Company since November 1992, served as Commissioner of the U.S. Food and Drug Administration from 1981 to 1983. Since 1991 he has served as the President and CEO of Mediscience Associates, Inc. From 1986 to 1991, Dr. Hayes served as the President and CEO of EM Pharmaceuticals, Inc., the United States affiliate of E. Merck of Darmstadt, Germany. He also served as Provost and Dean of New York Medical College from 1983 to 1986. Dr. Hayes currently serves as the Vice Chairman and Medical Director of Nelson Communications, Inc. Dr. Hayes serves on the board of the following publicly traded companies: Napro Biotherapeutics, Inc. and Celgene Corporation. He also serves on the Board of Directors of the Macy Foundation and the Food and Drug Law Institute.

  Dale A. Stringfellow, Ph.D., a Director of the Company since December 1991, has been President of Berlex BioSciences, a wholly owned subsidiary of Schering AG, since June 1995. Prior to that he was President, CEO and a Director of Celtrix Pharmaceuticals from July 1990 until April 1995. In addition, Dr. Stringfellow has held other positions, including Vice President and Senior Director of Preclinical Cancer Research at Bristol-Myers Squibb Co.; Research Head, Cancer Virology and Cellular Biology Research at Upjohn Company; and Vice President, Research and Development at Collagen Corporation.

  Alan J. Main, Ph.D., a Director of the Company since April 1995, has been Senior Vice President of Research at Ciba-Geigy Corporation Pharmaceuticals Division, located in Summit, New Jersey, since October 1992. In this capacity, he is responsible for all drug discovery and preclinical development activities in the areas of arthritis and cardiovascular disease. In addition, he is a member of the Ciba-Geigy Corporation Pharmaceuticals Division Management Committee and a member of the Global Research and Development Board responsible for overseeing Ciba-Geigy Limited's worldwide pharmaceutical research and development effort. Prior to this position, Dr. Main held several positions in the Ciba group of companies, both in Basel, Switzerland and Summit, New Jersey. He received a B.Sc. with honors in Chemistry from the University of Aberdeen, Scotland in 1975, a Ph.D. in Organic Chemistry from the University of Liverpool, England in 1978. He is a Fellow of the Royal Chemical Society and is Vice President of the Inflammation Research Association.

  Wolfgang Hartwig, Ph.D., a Director of the Company since March 1996, has been Senior Vice President of Research for Bayer Corporation, Pharmaceutical Division since 1994. His last appointment was head of Chemistry in the pharma research center in Wuppertal. Dr. Hartwig's responsibilities include the Bayer Research Center in West Haven, Connecticut, a large facility housing five scientific institutes and employing 300 researchers and support staff. He is also a lecturer at the University of Munster, Pharmaceutical chemistry faculty. Dr. Hartwig received his Ph.D. from the University of Gottingen and was postdoctoral fellow at the Institute de Chimie des Substances Naturalles, CNRS, Paris. Dr. Hartwig serves on the board of Onyx Pharmaceuticals, Inc., a publicly traded company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

  Meeting Attendance. During the fiscal year ended June 30, 1996 there were eight meetings of the Board of Directors, and the various committees of the Board of Directors met a total of ten times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1996.

  Audit Committee. The Audit Committee, which met one time in fiscal 1996, has three members, Dale A. Stringfellow, Ph.D. (Chairman), Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

  Compensation Committee. The Compensation Committee, which met one time during fiscal 1996, has three members, Walter Gilbert, Ph.D. (Chairman), John
J. Horan and Dale A. Stringfellow, Ph.D., who are all non-employee directors. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company.

  Nominating Committee. The Company does not have a standing Nominating
Committee.

  Compensation Committee Interlocks and Insider Participation. The Compensation Committee has three members, Walter Gilbert, Ph.D. (Chairman), John J. Horan and Dale A. Stringfellow. No executive officer of the Company is a member of the Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

  The Company pays its non-employee directors $2,000 for each meeting of the Board of Directors that he attends. Non-employee directors nominated pursuant to a contractual agreement are not entitled to such fee. All directors are reimbursed for their out-of pocket expenses incurred in attending meetings. Non-employee directors, other than those nominated pursuant to a contractual agreement, are awarded formula options under the Plan. See "Amendments to the Company's 1992 Employee, Director, and Consultant Stock Option Plan--Material Features of the Plan."

EXECUTIVE OFFICERS

  The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

           NAME                 AGE POSITION WITH THE COMPANY
           ----                 --- -------------------------
       Jay M. Moyes............  42 Vice President of Finance
       Janet H. Haskell........  40 President, Myriad Genetic Laboratories, Inc.

  Jay M. Moyes, Vice President of Finance since July 1993, served as Vice President of Finance and Chief Financial Officer of Genmark, Inc. from 1991 through July 1993. Mr. Moyes held various positions with the accounting firm of KPMG Peat Marwick LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. degree from the University of Utah, a B.A. degree in economics from Weber State University, and is a Certified Public Accountant.

  Janet E. Haskell, President of Myriad Genetic Laboratories, Inc., a wholly-owned subsidiary, joined the Company in September 1995. Ms. Haskell has 17 years of health care experience with SmithKline Beecham Corporation, most recently serving as Vice President and General Manager in the Clinical Laboratories Division of SmithKline. Ms. Haskell is a member of the Advisor Committee of the National Center for Genome Resources and serves on various committees of the Biotechnology Industry Organization. Ms. Haskell received a M.S. in International Management at the American Graduate School of International Management in 1978.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the three other most highly compensated persons who were serving as executive officers of the Company as of June 30, 1996 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the two fiscal years ended June 30, 1996.

                                                                    LONG TERM
                                       ANNUAL COMPENSATION        COMPENSATION
                                --------------------------------- ------------
                                                       OTHER       SECURITIES
   NAME AND PRINCIPAL    FISCAL                       ANNUAL       UNDERLYING     ALL OTHER
        POSITION          YEAR   SALARY   BONUS   COMPENSATION(1)  OPTIONS(#)  COMPENSATION(2)
   ------------------    ------ -------- -------- --------------- ------------ ---------------
Peter D. Meldrum........  1996  $205,324 $ 85,000     $   --         40,000        $5,651
 President and Chief      1995  $175,355 $ 90,000         --         50,000        $5,701
 Executive Officer
Mark H. Skolnick,         1996  $176,151 $ 72,000     $   --         40,000        $6,714
 Ph.D...................  1995  $ 90,182 $100,000         --         57,143        $3,679
 Executive Vice
 President of Research
 and Development
Jay M. Moyes............  1996  $105,284 $ 40,000     $   --         20,000        $4,303
 Vice President of        1995  $ 92,186 $ 20,000         --         21,286        $3,759
 Finance
Janet E. Haskell........  1996  $112,743 $ 47,000     $53,817       140,000        $3,811
 President, Myriad        1995  $    --  $    --          --            --         $  --
 Genetic Laboratories,
 Inc.

--------
(1) Other Annual Compensation for Ms. Haskell during fiscal 1996 consisted of relocation expenses.
(2) All Other Compensation includes (i) the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each named executive officer and (ii) the Company's matching contributions made under its 401(k) plan on behalf of each named executive officer.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding each stock option granted during the fiscal 1996 year to each of the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                                                             POTENTIAL REALIZABLE
                          NUMBER OF    % OF TOTAL                       VALUE AT ASSUMED ANNUAL RATES
                         SECURITIES     OPTIONS                          OF STOCK PRICE APPRECIATION
                         UNDERLYING    GRANTED TO  EXERCISE                    FOR OPTION TERM
                           OPTIONS    EMPLOYEES IN PRICE PER EXPIRATION ------------------------------
          NAME           GRANTED (#)  FISCAL YEAR    SHARE      DATE       0%        5%        10%
          ----           -----------  ------------ --------- ---------- -------- ---------- ----------
Peter D. Meldrum........    40,000(1)       6%      $24.75   6/13/2006       --  $  622,606 $1,577,805
Mark H. Skolnick........    40,000(1)       6%      $24.75   6/13/2006       --  $  622,606 $1,577,805
Jay M. Moyes............    20,000(1)       4%      $24.75   6/13/2006       --  $  311,303 $  788,903
Janet H. Haskell........   120,000(2)      24%      $ 7.00   9/30/2005  $990,000 $2,096,855 $3,794,987
                            20,000(1)       4%      $24.75   6/13/2006       --  $  311,303 $  788,903

--------
(1) Options were granted pursuant to the Plan. Options granted vest 20% upon each anniversary date of the date of grant. Options terminate ten years after the grant date, subject to earlier termination in accordance with the Plan and the applicable option agreement. Vesting of options will accelerate upon a change in control of the Company in accordance with the applicable option agreement. Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the closing price of The Nasdaq Stock Market on the trading day immediately preceding the grant date.
(2) Options were granted pursuant to the Plan. Options granted vest 20% upon the date of grant, and 20% upon each anniversary date of the date of grant. Options terminate ten years after the grant date, subject to earlier termination in accordance with the Plan and the applicable option agreement. Vesting of options will accelerate upon a change in control of the Company in accordance with the applicable option agreement. Options were granted at an exercise price determined by the Board of Directors, $7.00 per share, that was estimated to be less than the fair market value of the Company's Common Stock on the grant date, $16.00 per share. The estimate of the fair market value was based on the price received by the Company in recent arms length sales of its capital stock to third parties, discounted for the restrictions on the transfer of the options.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table provides information regarding the exercises of options by each of the named executive officers during the 1996 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1995 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED   VALUE OF THE UNEXERCISED
                          SHARES            OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                         ACQUIRED                     END              AT FISCAL YEAR-END(1)
                            ON     VALUE   ------------------------- -------------------------
     NAME                EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                -------- -------- ----------- ------------- ----------- -------------
Peter D. Meldrum........       0  $      0    10,000       80,000    $  180,000   $  720,000
Mark H. Skolnick........       0  $      0   163,656       85,715    $4,012,140   $  842,873
Jay M. Moyes............   1,600  $ 44,075     5,513       39,888    $  105,132   $  373,990
Janet H. Haskell........  10,000  $290,000    14,000      116,000    $  252,000   $1,728,000

--------
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $25.00, the closing sale price per share of the Company's Common Stock as reported by The Nasdaq Stock Market on June 30, 1996.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

  The Company entered into employment agreements with no defined term with Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Jay M. Moyes in May 1993, January 1994, and July 1993, respectively. Pursuant to these agreements, Messrs. Meldrum, Skolnick and Moyes receive annual base salaries of $100,000, $65,000, and $80,000, respectively, which base salaries have been increased by the Board of Directors and may be changed from time to time. Either party may terminate employment without cause at any time upon 15 days written notice to the other party or immediately with cause upon written notice to the other party. Each employment agreement also provides that the employee will not disclose confidential information of the Company during and after employment and will not compete with the Company during the term of employment with the Company.

  The Company entered into an employment agreement with no defined term with Janet H. Haskell in August 1996. Pursuant to the agreement, Ms. Haskell receives an annual base salary of $150,000, which base salary has been increased by the Board of Directors and may be changed from time to time at the discretion of the Board. In addition to the Company's standard benefit package, the Company provides Ms. Haskell with $1,000,000 life insurance coverage. Either party may terminate Ms. Haskell's employment with or without cause, provided that Ms. Haskell must provide the Company with 60 days' prior written notice. If (i) the Company terminates Ms. Haskell without cause, or
(ii) Ms. Haskell terminates her employment as a result of an uncured reduction of her responsibilites after a change of control of the Company, then the Company must pay Ms. Haskell's salary for up to 12 months following termination. The employment agreement also provides that the employee will not disclose confidential information of the Company during and after employment and will not compete with the Company during the term of employment with the Company.

  In the event of a change in control of the Company (as defined in the Plan), all outstanding unvested options, including options held by Messrs. Meldrum, Skolnick, and Moyes and Ms. Haskell, will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the Plan.

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

 Overview

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors. The Compensation Committee, which consists of Dr. Gilbert, Mr. Horan and Dr. Stringfellow, is responsible for establishing and administering the Company's executive compensation policies. This report addresses the compensation policies for fiscal year 1996 as they affected Mr. Meldrum, in his capacity as President and Chief Executive Officer of the Company, and the other executive officers of the Company.

 General Compensation Policy

  The objectives of the Company's executive compensation program are to:

  --Provide a competitive compensation package that will attract and retain superior talent and reward performance.

  --Support the achievement of desired Company performance.

  --Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock, thereby encouraging the achievement of superior results over an extended period.

 Executive Officer Compensation Program

  The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined objectives; and (iii) long-term incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

  The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company for prospective employees.

  In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Compensation Committee's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

 Base Salary

  The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. Base salaries are set competitively relative to companies in the biotechnology industry and other comparable companies. In determining salaries the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies to attract talented personnel.

 Annual Incentive Bonuses

  The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee determines the amount of each executive's bonus based on a subjective assessment by the Compensation Committee of the officer's progress toward completing the established goals. Bonuses are awarded on an annual basis.

 Long-term Incentive Compensation

  Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Compensation Committee believes that stock option participation aligns executive officer's interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant.

 Chief Executive Officer Compensation

  Mr. Meldrum was appointed to the position of President and Chief Executive Officer in November 1991. In May 1993, Mr. Meldrum entered into the Company's standard Employment Agreement as required of all Company employees. Under this agreement, Mr. Meldrum receives an annual base salary of $100,000, which salary has been increased by the Board of Directors periodically. This is consistent with the range of salary levels received by his counterparts in companies in the biotechnology industry and other comparable companies. The Compensation Committee believes Mr. Meldrum has managed the Company well in a challenging business climate and has continued to move the Company towards its long-term objectives.

  The Company granted stock options to Mr. Meldrum to purchase 50,000 shares of Common Stock at an exercise price of $7.00, in fiscal 1995, and 40,000 shares at an exercise price of $24.75, in fiscal 1996. This option package is designed to align the interests of Mr. Meldrum with those of the Company's stockholders with respect to short-term operating results and long term increases in the price of the Company's stock. The grant of these options is consistent with the goals of the Company's stock option program as a whole.

                                          THE COMPENSATION COMMITTEE:

                                          Walter Gilbert, Ph.D., Chairman
                                          John J. Horan
                                          Dale A. Stringfellow, Ph.D.

                               PERFORMANCE GRAPH

  The following graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on October 6, 1995 (the date of the Company's initial public offering) and ending on June 28, 1996 (as measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period; by the share price at the beginning of the measurement period) with the cumulative total return of The Nasdaq Stock Market and the Nasdaq Health Services Stock Index during such period. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                10/6/95     12/29/95      3/29/96     6/28/96
                                -------     --------      -------     -------
Myriad Genetics Inc.             $100        $181.25      $148.61     $138.89
Nasdaq Stock Market (U.S.)       $100        $104.40      $109.26     $118.19
Nasdaq Health Services Stocks    $100        $119.15      $124.20     $134.94


                     SECTION 16(A) REPORTING DELINQUENCIES

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30,

1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) Mr. Meldrum inadvertently under reported the number of shares beneficially indirectly owned in his timely filed Form 3, (ii) Dr. Stringfellow inadvertently did not report 2,184 shares that he beneficially indirectly owned in his timely filed Form 3 and filed one late report describing a change in the nature of his beneficial ownership of such shares, and (iii) Mr. Dennis Farrar, a former director and officer of the Company, inadvertently over reported the number of shares he beneficially owned in his timely filed Form 3 and underreported the number of shares he indirectly beneficially acquired in two transactions reported in two timely filed Form 4's. All of these reports were corrected by amended reports or by filing
Form 5 reports.

                             CERTAIN TRANSACTIONS

  In September 1995, Bayer purchased 588,235 shares of the Company's Series D Convertible Preferred Stock for a purchase price of $17.00 per share (for an aggregate purchase price of approximately $10,000,000). Bayer also entered into a Collaborative Research and License Agreement related to the discovery and commercialization of certain genes that may cause obesity, osteoporosis, and asthma. Upon consummation of the Company's initial public offering, the Series D Convertible Preferred Stock received by Bayer was automatically converted into 588,235 shares of Common Stock.

                             ELECTION OF DIRECTORS

                                (NOTICE ITEM 1)

  Under the Company's Restated Certificate of Incorporation and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors has fixed the size of the Board at eight (8) directorships.

  The Board of Directors currently consists of the following eight members:
Walter Gilbert, Ph.D., Wolfgang Hartwig, Ph.D., Arthur H. Hayes, Jr., M.D., John J. Horan, Alan J. Main, Ph.D., Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Dale A. Stringfellow, Ph.D.

  Pursuant to the Company's Restated Certificate of Incorporation and Restated By-Laws, the Board of Directors on September 17, 1996 unanimously adopted a resolution to classify the Board of Directors into three classes and voted to nominate and recommend to the Stockholders the election of Dr. Main, Dr. Hartwig, and Dr. Stringfellow (the "Class I Directors"); Mr. Meldrum and Dr. Skolnick ("Class II Directors"); and Mr. Horan, Dr. Hayes, and Dr. Gilbert ("Class III Directors") for the following initial terms: Class I Directors with a term ending in 1997, Class II Directors with a term ending in 1998, and Class III Directors with a term ending in 1999. At each annual meeting of Stockholders following the 1996 Meeting and upon the expiration of the initial terms, directors will be elected for three year terms.

  Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

  A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. GILBERT, DR. HARTWIG, DR. HAYES, MR. HORAN, DR. MAIN, MR. MELDRUM, DR. SKOLNICK, AND DR. STRINGFELLOW AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                          AMENDMENTS TO THE COMPANY'S
           1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

                                (NOTICE ITEM 2)

GENERAL

  The Company's Board of Directors and the Stockholders approved the 1992 Employee, Director and Consultant Stock Option Plan (the "Plan") in 1992, and subsequently amended and/or restated the Plan, most recently in September 1996. A total of 1,000,000 shares of Common Stock were initially reserved for issuance under the Plan. By the terms of the Plan, the Plan may be amended by the Board of Directors provided that any amendment approved by the Board of Directors which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under the Internal Revenue Code of 1986 (the "Code") Section 422 is subject to obtaining such Stockholder approval. On September 17, 1996, the Board of Directors voted to approve an amendment to the Plan to increase by 500,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under the Plan. The Board believes that the increase in the number of shares reserved for issuance under the Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. This amendment is being submitted for Stockholder approval to ensure continued favorable federal income tax treatment under
Section 422 of the Code and to comply with the requirements of The Nasdaq Stock Market.

  On September 17, 1996, the Board of Directors also voted to approve an amendment to the Plan to limit the number of shares with respect to which options may be granted to any employee in any calendar year. The limit in the proposed amendment is 1,000,000 shares per employee per year. If approved, the amendment would be made by adding the following as the penultimate sentence of Paragraph 5 of the Plan:

     "In no event shall any employee be granted in any calendar year Options to purchase more than 1,000,000 shares of the Company's Common Stock pursuant to this Plan."

  The Plan did not previously impose a limit on the number of shares for which stock options may be granted to any employee. This amendment has been approved by the Board, and is being submitted for Stockholder approval (i) to preserve the deductibility of compensation expense with respect to stock options granted or awarded pursuant to the Plan under Section 162(m) of the Code, which was added to the Code by the Omnibus Budget Reconciliation Act of 1993, and the regulations thereunder, (ii) to comply with Section 422 of the Code, and (iii) to comply with the requirements of The Nasdaq Stock Market.

MATERIAL FEATURES OF THE PLAN

  The purpose of the Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan. The Company currently has 170 full time equivalent employees.

  Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. The Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. Non-employee directors nominated pursuant to a contractual obligation are not entitled to such automatic grants. Each new non-employee director who is elected or appointed to the Board after October 12, 1996, the date on which the Company's initial public offering was consummated, upon joining the Board, is granted a ten-year option for 5,000 shares of Common

Stock ("the Initial Grant") at the then current fair market value of the Common Stock. Thereafter, on the anniversary of the Initial Grant, the non-employee director will receive an additional ten-year option for 7,500 shares with an exercise price equal to the then fair market value of the Common Stock. Options granted to non-employee directors vest thirty-three and 33/100 percent (33.33%) per year, assuming continued membership on the Board. The amount of each option grant subsequent to the Initial Grant will be adjusted on a pro rata basis to reflect increases in the issued and outstanding shares of Common Stock, subject to limitations for de minimis changes. No options were granted under this formula during fiscal 1996.

  The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the Plan may not be granted at an exercise price less than the par value per share of the Common Stock. Incentive stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.

  An incentive stock option granted under the Plan may, at the Board of Director's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Board of Directors may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Board of Directors shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board of Directors or the Board of Directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding options under the Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Board of Directors, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Board of Directors, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

  The Plan may be amended by the Stockholders of the Company. The Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such Stockholder approval.

OPTION INFORMATION

  The following table sets forth as of August 23, 1996, all options granted pursuant to the Plan to (i) the named executive officers, (ii) all current executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                                                                              NO. OF OPTIONS
          NAME                                  TITLE                         GRANTED (#)(1)
          ----                                  -----                         --------------
Peter D. Meldrum........ President and Chief Executive Officer                    87,143
Mark H. Skolnick........ Executive Vice President of Research and Development     97,143
Jay M. Moyes............ Vice President of Finance                                45,401
Janet H. Haskell........ President, Myriad Genetic Laboratories, Inc.            130,000
All current executive officers as a group (4 persons)........................    359,687
All current directors who are not executive officers (6 persons).............     60,000
All employees who are not executive officers as a group(2)...................    276,680

--------
(1) Does not include options to purchase 2,857, 1,600 and 10,000 shares of Common Stock which have been previously exercised by Mr. Meldrum, Mr. Moyes and Ms. Haskell, respectively.
(2) Net of all canceled options. Does not include options to purchase 39,064 shares of Common Stock that have been exercised by all such employees.

  On August 23, 1996, the market value of the Company's Common Stock was $21.25 per share, based on the closing price of such Common Stock as quoted on the Nasdaq Stock Market.

FEDERAL INCOME TAX CONSIDERATIONS

  The following is a description of certain United States federal income tax consequences of the issuance and exercise of options under the Plan:

  Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

  Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the amendments to the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE AMENDMENTS TO THE PLAN TO INCREASE BY 500,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN AND TO LIMIT THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE GRANTED PURSUANT TO STOCK OPTIONS TO ANY EMPLOYEE IN ANY ONE YEAR PERIOD TO A NUMBER NOT TO EXCEED 1,000,000 SHARES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENTS UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                        INDEPENDENT PUBLIC ACCOUNTANTS

                                (NOTICE ITEM 3)

  The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 1997. The Board proposes that the Stockholders ratify this appointment, although such ratification is not required under Delaware law or the Company's Restated Certificate of Incorporation or Restated By-Laws. KPMG Peat Marwick LLP audited the Company's financial statements for the fiscal year ended June 30, 1996. The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

  In the event that ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  To be considered for presentation at the Annual Meeting of Stockholders to be held in 1997, Stockholder proposals must be received, marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt

Lake City, Utah 84108, not later than June 17, 1997. In addition, the Company's Restated By-Laws require that notice of Stockholder proposals and nominations for director for the 1997 Annual Meeting be delivered to the Secretary of the Company not less than sixty (60) days nor more than ninety
(90) days prior to November 15, 1997, unless the date of the 1997 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after November 15, 1997, in which event Stockholders may deliver such notice not earlier than the ninetieth (90th) day prior to the 1997 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 1997 Annual Meeting or the close of business on the tenth (10th) day following the day on which public disclosure of the date of the meeting was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1997 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Jay M. Moyes
                                          Jay M. Moyes
                                          Assistant Secretary

October 15, 1996

  THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO SECRETARY, MYRIAD GENETICS, INC., 320 WAKARA WAY, SALT LAKE CITY, UTAH 84108 (801-584-3600).

                                  APPENDIX A

                             MYRIAD GENETICS, INC.

           1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                   (AS AMENDED AND RESTATED AUGUST 14, 1995)


     1.                              DEFINITIONS.
                                     -----------
             Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Myriad Genetics, Inc.
         1992 Employee, Director and Consultant Stock Option Plan, have the following meanings:

                Administrator means the Board of Directors, unless it has
                -------------
                delegated power to act on its behalf to a committee. (See Paragraph 4)

                Affiliate means a corporation which, for purposes of Section 424
                ---------
                of the Code, is a parent or subsidiary of the Company, direct or indirect.

                Board of Directors means the Board of Directors of the Company.
                ------------------

                Code means the United States Internal Revenue Code of 1986, as
                ----
                amended.

                Committee means the Committee to which the Board of Directors
                ---------
                has delegated power to act under or pursuant to the provisions of the Plan.

                Common Stock means shares of the Company's common stock, $.01
                ------------
                par value.

                      Company means Myriad Genetics, Inc., a Delaware
                      -------
                corporation.

                Disability or Disabled means permanent and total disability as
                ----------    --------
                defined in Section 22(e)(3) of the Code.

                      Fair Market Value of a Share of Common Stock means:
                      -----------------

                (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, either (a) the average of the closing or last prices of the Common Stock on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding the applicable date or (b) the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date, as the Administrator shall determine;

                (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading days or day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, either
                (a) the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the ten (10) days on which Common Stock was traded immediately preceding the applicable date or (b) the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date, as the Administrator shall determine; and

                (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

                ISO means an option meant to qualify as an incentive stock
                ---
                option under Code Section 422.

                Key Employee means an employee of the Company or of an Affiliate
                ------------
                (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

                Non-Qualified Option means an option which is not intended to
                -------------
                qualify as an ISO.

                Option means an ISO or Non-Qualified Option granted under the
                ------
                Plan.

                Option Agreement means an agreement between the Company and a
                ----------------
                Participant delivered pursuant to the Plan.

                Participant means a Key Employee, director or consultant to whom
                -----------
                one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

                Participant's Survivors means a deceased Participant's legal
                -----------------------
                representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

                      Plan means this Myriad Genetics, Inc. 1992 Employee,
                      ----
                Director and Consultant Stock Option Plan.

                Shares means shares of the Common Stock as to which Options have
                ------
                been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.


2.  PURPOSES OF THE PLAN.
    --------------------

    The Plan is intended to encourage ownership of Shares by Key Employees, directors and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.


3.  SHARES SUBJECT TO THE PLAN.
    --------------------------

    The number of Shares subject to this Plan as to which Options may be granted from time to time shall be 1,500,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

    If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.  ADMINISTRATION OF THE PLAN.
    --------------------------

    The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a Committee of the Board of Directors. Following the date on which the Common Stock is registered under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), the Plan is intended to comply in all respects with Rule 16b-3 or its successors, promulgated pursuant to Section 16 of the 1934 Act with respect to Participants who are subject to Section 16 of the 1934 Act, and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

        a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

        b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

        c. Determine the number of Shares for which an Option or Options shall be granted; and

        d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors.


5.      ELIGIBILITY FOR PARTICIPATION.
        -----------------------------

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Members of the Company's Board of Directors, who are not (i) employees of the Company or of an Affiliate or (ii) nominated or elected pursuant to or in satisfaction of a contractual obligation of the Company, may receive options pursuant to Paragraph 6, Subparagraph A(e), but only pursuant thereto. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate. The actual grant of such Option, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. In no event shall any employee be granted in any calendar year Options to purchase more than 1,000,000 shares of the Company's Common Stock pursuant to this Plan. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.


6.      TERMS AND CONDITIONS OF OPTIONS.
        -------------------------------

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be, granted subject to such conditions as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

        A.      Non-Qualified Options: Each Option intended to be a Non-
                ---------------------
                Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

                          a. Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

                          b. Each Option Agreement shall state the number of Shares to which it pertains;

                          c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

                          d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders including requirements that:

                                     i.      The Participant's or the
                          Participant's Survivors' right to sell the Shares may be restricted; and

                                     ii.     The Participant or the
                          Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

                          e. Each director of the Company who is not (i) an employee of the Company or any Affiliate, or (ii) nominated or elected pursuant to or in satisfaction of a contractual obligation of the Company, who is elected or appointed to the Board of Directors after the date on which the initial underwritten public offering of the Company's Common Stock is consummated, upon such election or appointment shall be granted a Non-Qualified Option to purchase 5,000 Shares (the "Initial Grant") and upon every anniversary thereof, provided that on such dates such director has been in the continued and uninterrupted service of the Company as a director since his or her election or appointment and remains a director of the Company who is not (i) an employee of the Company or (ii) nominated or elected pursuant to or in satisfaction of a contractual obligation of the Company, each such Director shall be granted an additional Non-Qualified Option to purchase 7,500 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and (iii) shall become cumulatively exercisable in three
                     (3) equal annual installments of thirty-three and 33/100 percent (33.33%) each, upon completion of one full year of service on the Board of directors after the date of grant, and continuing on each of the next two (2) full years of service thereafter. Additionally, each grant of an Option subsequent to the Initial Grant shall be subject to adjustment such that the number of Shares subject to such Option, shall be increased on a proportional basis to reflect any increase in the issued and outstanding shares of capital stock of the Company in the year of the subject grant over the number of such shares issued and outstanding at the time of the Initial Grant, provided, that no such adjustment shall be required until such adjustment results in an increase in the grant equal to at least 100 Shares. Any director entitled to receive an Option grant under this subparagraph may elect to decline the Option. Notwithstanding the provisions of Paragraph 23 concerning amendment of the Plan, the provisions of this subparagraph shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. The provisions of Paragraphs 10, 11, 12 and 13 below shall not apply to Options granted pursuant to this subparagraph.

               Except as otherwise provided in the pertinent Option Agreement, if a director who receives Options pursuant to this subparagraph:

                                    i.      ceases to be a member of the Board
                       of Directors of the Company for any reason other than death or disability, any then unexercised Options granted to such director may be exercised by the director within a period of ninety (90) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option; or,

                                   ii.      ceases to be a member of the Board
                       of Directors of the Company by reason of his or her death or Disability, any then unexercised Options granted to such Director may be exercised by the Participant (or by the Participant's personal representative, or the Participant's Survivors) within a period of one hundred eighty (180) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option.


B.      ISOs: Each Option intended to be an ISO shall be issued only to a Key
        ----
        Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

                       a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described above, except clause (a) thereunder.

                       b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code Section 424(d):

                                  i.      Ten percent (10%) or less of the
                       total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

                                 ii.     More than ten percent (10%) of the
                       total combined voting power of all classes of share capital of the

                       Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

                       c.      Term of Option:  For Participants who own

                                  i.     Ten percent (10%) or less of the total
                                                           -------
                       combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide;

                                 ii.     More than ten percent (10%) of the
                       total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                       d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (e) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

                       e. Limitation on Grant of ISOs: No ISOs shall be granted after the date which is the earlier of ten (10) years
                                                     -------
                 from the date of the adoption of the Plan by the Company and the date of the approval of the Plan by the shareholders of the Company.

7.      EXERCISE OF OPTION AND ISSUE OF SHARES.
        --------------------------------------

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, together with provision for payment of the full purchase price in accordance with this paragraph for the Shares as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(e).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISO, and
(iv) with respect to any Option held by any Participant who is subject to the provisions of Section 16(a) of the 1934 Act, any such amendment shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such amendment would constitute the grant of a new Option.


8.      RIGHTS AS A SHAREHOLDER.
        -----------------------

        No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.


9.      ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.
        --------------------------------------------

        By its terms, an Option granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, provided, however, that the designation of a beneficiary of an
            --------  -------
Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided in the preceding sentence, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative). Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.



10.     EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE".
        ------------------------------------------------------

        Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

        a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the right to purchase Shares has accrued on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

        b. In no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three
        (3) months after the Participant's termination of employment.

        c. The provisions of this paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's death within three (3) months after the termination of employment, director status or consulting, the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Option.

        d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

        e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        f. Options granted under the Plan shall not be affected by any change of employment or other service within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate, provided, however, if a Participant's employment by either the Company or an Affiliate should cease (other than to become an employee of an Affiliate or the Company), such termination shall affect the Participant's rights under any Option granted to such Participant in accordance with the terms of the Plan and the pertinent Option Agreement.


11.     EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".
        --------------------------------------------

        Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all of his or her outstanding Options have been exercised:

        a. All outstanding and unexercised Options as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited, unless the Option Agreement provides otherwise.

        b. For purposes of this Article, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company.

        c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

        d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.


12.     EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.
        -----------------------------------------------

        Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

        a. To the extent exercisable but not exercised on the date of Disability; and

        b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

        A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.


13.     EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
        ---------------------------------------------------------

        Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant to whom an Option has been granted while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

        a. To the extent exercisable but not exercised on the date of death; and

        b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

        If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.


14.     PURCHASE FOR INVESTMENT.
        -----------------------

        Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

        a. The person(s) who exercise such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

                        "The shares represented by this certificate have been
                taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.

        b. The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

        The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

15.     DISSOLUTION OR LIQUIDATION OF THE COMPANY.
        -----------------------------------------

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.


16.     ADJUSTMENTS.
        -----------

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Option:

        A.      Stock Dividends and Stock Splits. If the shares of Common Stock
                --------------------------------
shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. The number of Shares subject to options to be granted to directors pursuant to Subparagraph e of Paragraph 6 shall also be proportionately adjusted upon the occurrence of such events.

        B.      Consolidations or Mergers. If the Company is to be consolidated
                -------------------------
with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either, to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this subsection), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options

(either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this subsection) over the exercise price thereof.

        C.      Recapitalization or Reorganization. In the event of a
                ----------------------------------
recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

        D.      Modification of ISOs. Notwithstanding the foregoing, any
                --------------------
adjustments made pursuant to subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.


17.     ISSUANCES OF SECURITIES.
        -----------------------

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.


18.     FRACTIONAL SHARES.
        -----------------

        No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional share equal to the Fair Market Value thereof.

19.     CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS:
        ---------------------------------------------
        TERMINATION OF ISOs.
        -------------------

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISO's converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.


20.     WITHHOLDING.
        -----------

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Optionholder's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Optionholder shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Optionholder, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Administrator (and permitted by law); provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Optionholder may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21.     NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
        ----------------------------------------------

        Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is later of (a) two years after the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.


22.     TERMINATION OF THE PLAN.
        -----------------------

        The Plan will terminate on November 9, 2002, the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval
               -------
by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination will not affect any Options granted or Option Agreements executed prior to the effective date of such termination.


23.     AMENDMENT OF THE PLAN AND AGREEMENTS.
        ------------------------------------

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3, at such time, if any, as the Company has a class of stock registered pursuant to Section 12 of the 1934 Act, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which is of a scope that requires shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options or requires shareholder approval in order to ensure the compliance of the Plan with Rule 16b-3 at such time, if any, as the Company has a class of stock registered pursuant to Section 12 of the 1934 Act, shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.     EMPLOYMENT OR OTHER RELATIONSHIP.
        --------------------------------

        Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.     GOVERNING LAW.
        -------------

        This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

                                  APPENDIX B

                             MYRIAD GENETICS, INC.

           THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.'S
                              BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 15, 1996 in connection with the Annual Meeting to be held at 9:00 a.m. on Friday, November 15, 1996 at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah and hereby appoints Peter D. Meldrum and John J. Horan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ELECTION OF DIRECTORS (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

NOMINEES: Walter Gilbert, Ph.D., Wolfgang Hartwig, Ph.D., Arthur H. Hayes, Jr., M.D., John J. Horan, Alan J. Main, Ph.D., Peter D. Meldrum, Mark H.
Skolnick, Ph.D., and Dale A. Stringfellow, Ph.D.

SEE REVERSE SIDE FOR ALL THREE PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                              (SEE REVERSE SIDE)
                                                              ------------------


                  [X]     PLEASE MARK VOTES AS IN THIS EXAMPLE.


The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.  Election of Directors (See reverse).     FOR  [ ]   WITHHELD [ ]
                                         ______________________________

                               [ ]    For all nominees except as noted above.

2. Proposal to amend the Myriad Genetics, Inc. 1992 Employee, Director and Consultant Stock Option Plan to increase by 500,000 the aggregate number of shares of Common Stock authorized for issuance thereunder and to limit the number of shares of Common Stock that may be granted pursuant to stock options to any employee in any one year period to a number not to exceed 1,000,000 shares.


        [ ]   FOR                      [ ] AGAINST                [ ] ABSTAIN

3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997.

        [ ]   FOR                      [ ] AGAINST                [ ] ABSTAIN

                       Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                       Signature:                   Date
                                 ------------------     ---------------

                       Signature:                   Date
                                 ------------------     ---------------